Exhibit 10.4  Amendment to Agreement with Research Capital, LLC

AMENDMENT TO CONSULTING AGREEMENT

     THIS AMENDMENT is made and entered into this 22nd day of February, 2002, by and between GenoMed, Inc., a Florida corporation (the "Company") and Research
Capital LLC, a Florida limited liability company (the "Consultant").

WITHNESSETH:

WHEREAS, the parties hereto have entered into a Consulting Agreement dated
November 9, 2001 (the "Agreement");

WHEREAS, the parties desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

        1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

        2. Notwithstanding any provision of the Agreement, in lieu of any consideration payable by the Company to the Consultant under the
Agreement, the Company shall issue promptly to the Consultant four
Million (4,000,000) shares of its common stock.

3. Except as otherwise explicitly provided herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

GENOMED, INC.                                    RESEARCH CAPITAL, LLC

By:/s/ David W. Moskowitz                        By:/s/ Carl Smith, III

Printed: David W. Moskowitz                      Printed: Carl Smith, III

Title: Chairman and CMO                          Title: CEO